Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of Sand Hill IT Security Acquisition Corp. of our report dated November 11, 2005 related to the 2004 consolidated financial statements of St. Bernard Software, Inc. and subsidiary included in the Prospectus. We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
April 21, 2006